Exhibit 1(k)

                            CERTIFICATE OF CONVERSION

                                   CONVERTING

                        QUANTITATIVE MASTER SERIES TRUST

                          (A Delaware Statutory Trust)

                                       TO

                         QUANTITATIVE MASTER SERIES LLC

                     (A Delaware Limited Liability Company)

      This Certificate of Conversion is being filed for the purpose of converting Quantitative Master Series Trust, a Delaware statutory trust (the "Converting Entity"), to a Delaware limited liability company to be named Quantitative Master Series LLC (the "Company") pursuant to Section 18-214 of the Delaware Limited Liability Company Act, 6 Del. C. ss.ss. 18-101 et seq. (the "Delaware LLC Act") and Section 3821 of the Delaware Statutory Trust Act, 12 Del. C. ss.ss. 3801 et seq. (the "Delaware Statutory Trust Act").

      The   undersigned,   being  duly  authorized  to  execute  and  file  this
Certificate of Conversion, does hereby certify as follows:

      1.  Name  of  Converting   Entity.  The  name  of  the  Converting  Entity
immediately   prior  to  the  filing  of  this  Certificate  of  Conversion  was
"Quantitative Master Series Trust".

      2. Date and Jurisdiction of Formation of Converting Entity. The date on which, and the jurisdiction where, the Converting Entity was formed, which jurisdiction has not changed, are as follows:

      Date                                      Jurisdiction
      ----                                      ------------

      August 28, 1996                           Delaware

      3. Name of Continuing Limited Liability Company. The name of the Delaware limited liability company to which the Converting Entity is being converted and the name set forth in the Certificate of Formation of the Company filed in accordance with Section 18-214(b) of the Delaware LLC Act is " Quantitative Master Series LLC".

      4. Effective Time. This Certificate shall be effective upon its filing in the Office of the Secretary of State of the State of Delaware.

                            [SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Conversion as of June 15, 2007.

                                                     /s/ Alice A. Pellegrino
                                                     ---------------------------
                                                     Name:  Alice A. Pellegrino
                                                     An Authorized Person


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